Exhibit 99.1

Saia Reports Record Second Quarter Earnings per Share of $1.40

JOHNS CREEK, GA. – July 31, 2019 – Saia, Inc. (NASDAQ: SAIA), a leading transportation provider offering multi-regional less-than-truckload (LTL), non-asset truckload, expedited and logistics services, today reported second quarter 2019 financial results.  Diluted earnings per share in the quarter were $1.40 compared to $1.15 in the second quarter of 2018.

Second Quarter 2019 Compared to Second Quarter 2018 Results

•	Revenues were $464.2 million, an 8.3% increase
•	Operating income was $51.2 million, a 23.1% increase
•	Operating ratio improved to 89.0 from 90.3
•	LTL shipments per workday increased 3.6%
•	LTL tonnage per workday decreased 1.9%
•	LTL revenue per hundredweight increased 9.8%
•	LTL revenue per shipment rose 4.0% to $234.33

“Our second quarter operating ratio of 89.0 is a record for any quarter for Saia as a public company and highlights the long-term opportunity for Saia.  The solid quarter included low-single digit shipment growth, continued strong pricing and strong operational execution”, said Saia Chief Executive Officer, Rick O’Dell.  “The pricing backdrop in our industry continues to be constructive for carriers who can offer consistent high-quality service.  Our LTL yield increased by 9.8% in the quarter, marking our 36th consecutive quarter of year-over-year improvement”, continued O’Dell.

“Our expansion into the Northeast continued in the second quarter with two additional terminal openings, bringing the year-to-date new opening count to three.  Since our Northeast expansion began in May 2017, we have opened 13 new terminals in the region.  We continue to see growth with existing customers as we extend our reach and offer direct service to more locations and we expect to open six additional terminals over the remainder of the year”, O’Dell concluded.

Financial Position and Capital Expenditures

Total debt was $179.9 million at June 30, 2019 and inclusive of the cash on-hand, net debt to total capital was 19.1%.  This compares to total debt of $155.0 million and net debt to total capital of 19.4% at June 30, 2018.

Net capital expenditures in the first half of 2019 were $171.1 million including equipment acquired with capital leases.  This compares to $140.6 million in net capital expenditures in the first half of 2018.  In 2019, we anticipate net capital expenditures of $275-$300 million.

Saia, Inc. Second Quarter 2019 Results

Conference Call

Management will hold a conference call to discuss quarterly results today at 11:00 a.m. Eastern Time. To participate in the call, please dial 888-204-4368 or 323-794-2423 referencing conference ID #1063727.  Callers should dial in five to ten minutes in advance of the conference call.  This call will be webcast live via the Company website at www.saia.com.  A replay of the call will be offered two hours after the completion of the call through August 28, 2019 at 2:00 p.m. Eastern Time.  The replay will be available by dialing 888-203-1112.

Saia, Inc. (Nasdaq: SAIA) offers customers a wide range of less-than-truckload, non-asset truckload, expedited and logistics services.  With headquarters in Georgia, Saia LTL Freight operates 163 terminals across 42 states.  For more information on Saia, Inc. visit the Investor Relations section at www.saia.com.

Cautionary Note Regarding Forward-Looking Statements

The Securities and Exchange Commission encourages companies to disclose forward-looking information so that investors can better understand the future prospects of a company and make informed investment decisions. This news release may contain these types of statements, which are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “may,” “plan,” “predict,” “believe,” “should” and similar words or expressions are intended to identify forward-looking statements. Investors should not place undue reliance on forward-looking statements and the Company undertakes no obligation to publicly update or revise any forward-looking statements. All forward-looking statements reflect the present expectation of future events of our management as of the date of this news release and are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in any forward-looking statements. These factors, risks, uncertainties and assumptions include, but are not limited to, (1) general economic conditions including downturns in the business cycle; (2) effectiveness of Company-specific performance improvement initiatives, including management of the cost structure to match shifts in customer volume levels; (3) the creditworthiness of our customers and their ability to pay for services; (4) failure to achieve acquisition synergies; (5) failure to operate and grow acquired businesses in a manner that supports the value allocated to these acquired businesses; (6) economic declines in the geographic regions or industries in which our customers operate; (7) competitive initiatives and pricing pressures, including in connection with fuel surcharge; (8) loss of significant customers; (9) the Company’s need for capital and uncertainty of the credit markets; (10) the possibility of defaults under the Company’s debt agreements (including violation of financial covenants); (11) possible issuance of equity which would dilute stock ownership; (12) integration risks; (13) the effect of litigation including class action lawsuits; (14) cost and availability of qualified drivers, fuel, purchased transportation, real property, revenue equipment, technology and other assets; (15) the effect of governmental regulations, including but not limited to Hours of Service, engine emissions, the Compliance, Safety, Accountability (CSA) initiative, the Food and Drug Administration, compliance with legislation requiring companies to evaluate their internal control over financial reporting, Homeland Security, environmental regulations, tax law changes and potential changes to the North American Free Trade Agreement and to certain international tariffs; (16) changes in interpretation of accounting principles; (17) dependence on key employees; (18) inclement weather; (19) labor relations, including the adverse impact should a portion of the Company’s workforce become unionized; (20) terrorism risks; (21) self-insurance claims and other expense volatility; (22) risks arising from international business operations and relationships; (23) cost and availability of insurance coverage, including the possibility the Company may be required to pay additional premiums under its auto liability policy; (24) increased costs of healthcare and prescription drugs, including as a result of healthcare reform legislation; (25) social media risks; (26) disruption in or failure of the Company’s technology or equipment, including services essential to operations of the Company and/or cyber security risk; (27) failure to successfully execute the strategy to expand the Company’s service geography into the Northeastern United States; and (28) other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s SEC filings.

As a result of these and other factors, no assurance can be given as to our future results and achievements. Accordingly, a forward-looking statement is neither a prediction nor a guarantee of future events or circumstances and those future events or circumstances may not occur. You should not place undue reliance on the forward-looking statements, which speak only as of the date of this press release. We are under no obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

# # #

CONTACT:Saia, Inc.

Doug Col

dcol@saia.com

678.542.3910

Saia, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Amounts in thousands)
(Unaudited)

	June 30, 2019	December 31, 2018
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$503	$2,194
Accounts receivable, net	227,046	181,612
Prepaid expenses and other	33,840	29,567
Total current assets	261,389	213,373

PROPERTY AND EQUIPMENT:
Cost	1,665,557	1,521,341
Less: accumulated depreciation	674,220	628,283
Net property and equipment	991,337	893,058
OPERATING LEASE RIGHT-OF-USE ASSETS	71,765	–
OTHER ASSETS	27,629	27,312
Total assets	$1,352,120	$1,133,743

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$77,521	$78,994
Wages and employees' benefits	47,095	48,116
Other current liabilities	76,694	64,118
Current portion of long-term debt	18,959	18,082
Current portion of operating lease liability	16,921	–
Total current liabilities	237,190	209,310

OTHER LIABILITIES:
Long-term debt, less current portion	160,920	104,777
Operating lease liability, less current portion	55,960	–
Deferred income taxes	100,244	86,893
Claims, insurance and other	40,304	36,899
Total other liabilities	357,428	228,569

STOCKHOLDERS' EQUITY:
Common stock	26	26
Additional paid-in capital	257,583	254,738
Deferred compensation trust	(3,920)	(3,381)
Retained earnings	503,813	444,481
Total stockholders' equity	757,502	695,864
Total liabilities and stockholders' equity	$1,352,120	$1,133,743

Saia, Inc. and Subsidiaries
Consolidated Statements of Operations
For the Quarters and Six Months Ended June 30, 2019 and 2018
(Amounts in thousands, except per share data)
(Unaudited)

	Second Quarter
	2019	2018
OPERATING REVENUE	$464,195	$428,732

OPERATING EXPENSES:
Salaries, wages and employees' benefits	237,689	220,406
Purchased transportation	34,154	34,113
Fuel, operating expenses and supplies	85,328	84,745
Operating taxes and licenses	13,529	12,794
Claims and insurance	13,156	9,910
Depreciation and amortization	29,143	25,241
Loss (gain) from property disposals, net	30	(42)
Total operating expenses	413,029	387,167

OPERATING INCOME	51,166	41,565

NONOPERATING EXPENSES (INCOME):
Interest expense	1,903	1,454
Other, net	(140)	(142)
Nonoperating expenses, net	1,763	1,312

INCOME BEFORE INCOME TAXES	49,403	40,253
Income tax expense	12,330	9,972
NET INCOME	$37,073	$30,281

Average common shares outstanding - basic	25,958	25,766
Average common shares outstanding - diluted	26,406	26,354

Basic earnings per share	$1.43	$1.18
Diluted earnings per share	$1.40	$1.15

Saia, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
For the six months ended June 30, 2019 and 2018
(Amounts in thousands)
(Unaudited)
	Six Months
	2019	2018
OPERATING ACTIVITIES:
Net cash provided by operating activities	$113,574	$112,118
Net cash provided by operating activities	113,574	112,118

INVESTING ACTIVITIES:
Acquisition of property and equipment	(166,434)	(118,573)
Proceeds from disposal of property and equipment	380	418
Net cash used in investing activities	(166,054)	(118,155)

FINANCING ACTIVITIES:
Borrowing of revolving credit agreement, net	60,998	7,000
Proceeds from stock option exercises	2,154	4,165
Shares withheld for taxes	(3,304)	(1,321)
Other financing activity	(9,059)	(7,338)
Net cash provided by financing activities	50,789	2,506

NET DECREASE IN CASH AND CASH EQUIVALENTS	(1,691)	(3,531)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	2,194	4,720
CASH AND CASH EQUIVALENTS, END OF PERIOD	$503	$1,189

NON-CASH ITEMS:
Equipment financed with finance leases	$5,058	$22,422

Saia, Inc. and Subsidiaries
Financial Information
For the Quarters Ended June 30, 2019 and 2018
(Unaudited)

				Second Quarter
	Second Quarter		%	Amount/Workday		%
	2019	2018	Change	2019	2018	Change
Workdays				64	64
Operating ratio	89.0%	90.3%
LTL tonnage (1)	1,254	1,278	(1.9)	19.60	19.97	(1.9)
LTL shipments (1)	1,933	1,866	3.6	30.20	29.15	3.6
LTL revenue/cwt.	$18.05	$16.44	9.8
LTL revenue/shipment	$234.33	$225.24	4.0
LTL pounds/shipment	1,298	1,370	(5.3)
LTL length of haul (2)	841	837	0.5

(1) In thousands.

(2) In miles.

Note:

LTL operating statistics exclude transportation and logistics services where pricing is generally not determined by weight.  The LTL operating statistics also exclude the adjustment required for financial statement purposes in accordance with the Company's revenue recognition policy.